UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2022

Oscar Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40154	46-1315570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor

New York, New York 10013

(Address of principal executive offices, including zip code)

(646) 403-3677

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance and Sale of 7.25% Convertible Senior Notes due 2031

As previously disclosed, on January 27, 2022, Oscar Health, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with funds affiliated with or advised by Dragoneer Investment Group, LLC, Thrive Capital Management, LLC, LionTree Investment Management, LLC and Tenere Capital LLC (collectively, the “Purchasers”), relating to the issuance and sale by the Company to the Purchasers of $305,000,000 in aggregate principal amount of the Company’s 7.25% Convertible Senior Notes due 2031 (the “Notes”). The transaction contemplated by the Investment Agreement closed on February 3, 2022 (the “Closing Date”). In connection with the issuance of the Notes, on February 3, 2022, the Company entered into an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 7.25% per annum, payable in cash, semi-annually in arrears on June 30 and December 31 of each year, commencing on June 30, 2022.

The Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes may be converted, subject to certain conditions, at an initial conversion price of approximately $8.32, which reflects a 38% premium to the price of the Company’s Class A common stock, par value $0.00001 per share (“Class A Common Stock”) as of the close of business on January 26, 2022. Before August 31, 2031, holders of the Notes have the right to convert their Notes only upon the occurrence of certain events. From and after August 31, 2031, holders of the Notes may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Upon conversion, the Notes will be settled, at the Company’s election, in shares of Class A Common Stock, cash, or a combination of cash and shares of Class A Common Stock, subject to certain exceptions. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events. Upon the occurrence of a fundamental change (as defined in the Indenture), holders of the Notes have the right to require the Company to repurchase all or some of their Notes for cash, subject to certain conditions. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. The Notes have a stated maturity of December 31, 2031, subject to earlier conversion, redemption or repurchase in accordance with their terms. Additionally, pursuant to the Investment Agreement, after the fifth anniversary of the Closing Date, the initial Purchasers of the Notes have the right to require the Company to repurchase all of their Notes for cash, on each of June 30, 2027, June 30, 2028, June 30, 2029 and June 30, 2030 (each, a “Repurchase Date”); provided that, among other conditions, a repurchase notice is delivered to the Trustee no later than the later of (i) 120 days prior to the applicable Repurchase Date and (ii) 10 business days following the date on which the Company files its annual report on Form 10-K for the prior year.

The Company may not redeem the Notes prior to December 31, 2026. The Company may redeem all, but not less than all, of the Notes, at its option, on or after December 31, 2026 and on or before the 35th scheduled trading day immediately preceding the maturity date, for a cash purchase price equal to the redemption price, but only if the last reported sale price per share of Class A Common Stock exceeds 200% of the conversion price on each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date on which the Company sends the redemption notice for such redemption. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Notes include customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $25,000,000; (vi) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries and (vii) the Company’s breach of the debt covenants contained in the Investment Agreement (subject to a 60-day cure period).

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The Indenture also includes customary covenants for convertible notes of this type.

The foregoing description of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which is filed as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.02	Unregistered Sale of Securities

As previously disclosed, on January 27, 2022, the Company entered into the Investment Agreement, pursuant to which the Company agreed to issue and sell $305,000,000 in aggregate principal amount of the Notes to the Purchasers in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued on February 3, 2022 to the Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by each of the Purchasers in the Investment Agreement.

Intially, a maximum of 50,580,407 shares of Class A Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 165.8374 shares of Class A Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 3, 2022, between Oscar Health, Inc. and U.S. Bank National Association, as Trustee.

4.2	Form of certificate representing the 7.25% Convertible Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCAR HEALTH, INC.

Date: February 4, 2022	By:	/s/ R. Scott Blackley
	Name:	R. Scott Blackley
	Title:	Chief Financial Officer